UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2013

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Front Street

Hamilton HM 19

Bermuda

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On April 4, 2013, Aspen Insurance Holdings Limited (the “Company” or “Aspen”) issued a press release announcing an adjustment to the conversion rate on its 5.625% Perpetual Preferred Income Equity Replacement Securities (“Perpetual PIERS”), which has been attached as Exhibit 99.1.

Section 8 - Other Events

Item 8.01 Other Events.

Under the terms of the Perpetual PIERS, an adjustment to the conversion rate of the Perpetual PIERS is required to the extent there has been an increase in the dividends paid on Aspen’s ordinary shares. As a result of the increase in the quarterly dividends paid on ordinary shares from $0.15 to $0.17 payable on each of May 25, 2012, August 28, 2012, November 26, 2012 and March 7, 2013, the conversion rate was adjusted each quarter and is currently 1.7121 of Aspen’s ordinary shares per $50 liquidation preference of the Perpetual PIERS. This compares to the original conversion rate of 1.7077 of Aspen’s ordinary shares. The adjusted conversion rate is equivalent to an adjusted conversion price of $29.20 per share, compared to the original conversion price of $29.28 per share.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is furnished under Item 7.01 as part of this report:

99.1	Press Release of the Registrant, dated April 4, 2013

The information furnished under Item 7.01 “Regulation FD Disclosure” shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
(Registrant)

Dated: April 4, 2013	By:	/s/ John Worth
	Name:	John Worth
	Title:	Chief Financial Officer

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